Exhibit 99.1

Inogen Announces First Quarter 2025 Financial Results

GOLETA, Calif., May 7, 2025 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended March 31, 2025.

“Inogen’s strong first quarter financial results underscore our success in driving improved commercial and operational execution,” said Kevin Smith, President and Chief Executive Officer. “We are making great progress and remain committed to positioning the company for sustainable growth and profitability, while creating value for all stakeholders.”

First Quarter 2025 Financial Results

Total revenue in the first quarter of 2025 was $82.3 million, an increase of 5.5% from the prior-year period, or 7.1% at constant currency rates, as a result of higher demand from international and domestic business-to-business customers. This increase was partially offset by lower direct-to-consumer and rental revenue.

Total gross margin in the first quarter of 2025 was 44.2%, an improvement of 15 basis points compared to 44.1% in the prior-year period, driven primarily by lower warranty expense, partially offset by the impact of channel and customer mix.

Total operating expense in the first quarter of 2025 was $44.0 million, a decrease of 13.1% from $50.6 million in the prior-year period, primarily due to lower consulting expenses.

GAAP net loss in the first quarter of 2025 was $6.2 million compared to $14.6 million in the prior-year period, while adjusted net loss in the first quarter of 2025 was $2.9 million, an improvement of $7.5 million from the adjusted net loss of $10.4 million in the prior-year period.

Adjusted EBITDA in the first quarter of 2025 was a positive $0.04 million compared to negative $7.6 million in the prior-year period.

Cash, cash equivalents, and restricted cash were $122.5 million as of March 31, 2025, with no debt outstanding.

Reconciliations of adjusted EBITDA and adjusted net loss for the three months ended March 31, 2025 and 2024 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

Full Year 2025 and Second Quarter Financial Outlook

For the full year 2025, Inogen continues to expect reported revenue in the range of $352 million to $355 million, reflecting 5% to 6% growth relative to the Company’s 2024 revenue, and expects to approach adjusted EBITDA breakeven.

For the second quarter of 2025, Inogen expects reported revenue in the range of $89 million to $91 million, reflecting flat to approximately 3% growth, relative to the Company’s second quarter 2024 revenue.

Quarterly Conference Call Information

On May 7, 2025, the Company will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961
Non-US callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News / Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through May 14, 2025. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13752582.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to the potential benefits of Inogen’s collaboration with Yuwell; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2024, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis, including: percentage revenue growth in constant currency; adjusted operating expense; adjusted EBITDA; adjusted loss from operations; adjusted net loss; and adjusted diluted EPS. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

Contact
ir@inogen.net

Consolidated Statements of Comprehensive Loss

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended March 31,
	2025	2024
Revenue
Sales revenue	$68,470	$63,095
Rental revenue	13,810	14,930
Total revenue	82,280	78,025
Cost of revenue
Cost of sales revenue	38,083	35,244
Cost of rental revenue, including depreciation of $3,034 and $3,179, respectively	7,825	8,410
Total cost of revenue	45,908	43,654
Gross profit	36,372	34,371
Operating expense
Research and development	4,034	6,578
Sales and marketing	23,757	26,936
General and administrative	16,237	17,131
Total operating expense	44,028	50,645
Loss from operations	(7,656)	(16,274)
Other income (expense)
Interest income, net	1,029	1,403
Other income	356	143
Total other income, net	1,385	1,546
Loss before benefit for income taxes	(6,271)	(14,728)
Benefit for income taxes	(97)	(150)
Net loss	(6,174)	(14,578)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	1,855	(1,035)
Change in net unrealized losses on foreign currency hedging	(732)	—
Less: reclassification adjustment for net losses included in net loss	(133)	—
Total net change in unrealized losses on foreign currency hedging	(865)	—
Change in net unrealized losses on marketable securities	—	(2)
Total other comprehensive income (loss), net of tax	990	(1,037)
Comprehensive loss	$(5,184)	$(15,615)

Basic net loss per share attributable to common stockholders (1)	$(0.25)	$(0.62)
Diluted net loss per share attributable to common stockholders (1) (2)	$(0.25)	$(0.62)
Weighted average number of shares used in calculating net loss per share attributable to common stockholders:
Basic shares of common stock	25,164,444	23,401,598
Diluted shares of common stock	25,164,444	23,401,598

(1)
Reconciliations of net loss attributable to common stockholders (basic and diluted) can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three months ended March 31, 2025 and March 31, 2024, diluted loss per share is the same as basic.

Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$118,893	$113,795
Restricted cash	3,646	3,620
Accounts receivable, net	36,623	29,563
Inventories, net	26,273	24,812
Income tax receivable	—	538
Prepaid expenses and other current assets	15,273	13,123
Total current assets	200,708	185,451
Property and equipment, net	41,099	44,400
Goodwill	9,860	9,465
Intangible assets, net	31,607	30,493
Operating lease right-of-use asset	18,120	18,295
Other assets	7,018	8,081
Total assets	$308,412	$296,185
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$35,925	$27,153
Accrued payroll	10,513	17,189
Warranty reserve - current	9,658	9,736
Operating lease liability - current	2,945	2,812
Earnout liability	—	13,000
Deferred revenue - current	6,410	6,654
Income tax payable	—	142
Total current liabilities	65,451	76,686
Long-term liabilities
Warranty reserve - noncurrent	16,226	16,350
Operating lease liability - noncurrent	16,267	16,594
Deferred revenue - noncurrent	5,107	5,747
Deferred tax liability	7,409	6,948
Total liabilities	110,460	122,325
Stockholders' equity
Common stock	27	24
Additional paid-in capital	357,447	328,174
Accumulated deficit	(159,011)	(152,837)
Accumulated other comprehensive loss	(511)	(1,501)
Total stockholders' equity	197,952	173,860
Total liabilities and stockholders' equity	$308,412	$296,185

Condensed Consolidated Cash Flow

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(6,174)	$(14,578)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,189	5,265
Loss on rental units and other assets	925	1,162
Gain on sale of former rental assets	—	(38)
Provision for sales revenue returns and doubtful accounts	1,714	2,164
Provision for inventory losses	166	(53)
Loss on purchase commitments	65	—
Stock-based compensation expense	2,147	2,416
Deferred income taxes	457	(201)
Change in fair value of earnout liability	—	570
Changes in operating assets and liabilities	(21,279)	(1,456)
Net cash used in operating activities	(16,790)	(4,749)
Cash flows from investing activities
Purchases of available-for-sale securities	—	(12,384)
Maturities of available-for-sale securities	—	3,000
Investment in property and equipment	(292)	(1,310)
Production and purchase of rental equipment	(1,746)	(2,820)
Proceeds from sale of former assets	—	70
Net cash used in investing activities	(2,038)	(13,444)
Cash flows from financing activities
Proceeds from employee stock purchases	489	370
Payment of employment taxes related to release of restricted stock	(570)	(85)
Payments of accrued earnout	(3,178)	—
Proceeds from issuance of common stock from securities purchase agreement	27,210	—
Net cash provided by financing activities	23,951	285
Effect of exchange rates on cash	1	(140)
Net increase (decrease) in cash, cash equivalents and restricted cash	$5,124	$(18,048)

Supplemental Financial Information

(unaudited)

(amounts in thousands, except units and patients)

					Constant
	Three months ended				Currency
	March 31,		Change 2025 vs. 2024		Change
Revenue by region and category	2025	2024	$	%	%
Business-to-business domestic sales	$21,454	$16,519	$4,935	29.9%	29.9%
Business-to-business international sales	31,985	26,035	5,950	22.9%	27.9%
Direct-to-consumer domestic sales	15,031	20,541	(5,510)	-26.8%	-26.8%
Direct-to-consumer domestic rentals	13,810	14,930	(1,120)	-7.5%	-7.5%
Total revenue	$82,280	$78,025	$4,255	5.5%	7.1%
Additional financial measures
Units Sold	43,000	33,900
Net rental patients as of period-end	50,400	51,800

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(unaudited)

(amounts in thousands, except per share amounts)

	Three months ended March 31,
Non-GAAP EBITDA and Adjusted EBITDA	2025	2024
Net loss (GAAP)	$(6,174)	$(14,578)
Non-GAAP adjustments:
Interest income, net	(1,029)	(1,403)
Benefit for income taxes	(97)	(150)
Depreciation and amortization	5,189	5,265
EBITDA (non-GAAP)	(2,111)	(10,866)
Stock-based compensation	2,147	2,416
Acquisition-related expenses	—	238
Change in fair value of earnout liability	—	570
Adjusted EBITDA (non-GAAP)	$36	$(7,642)

	Three months ended March 31,
	Operating Expense		Loss from Operations		Net Loss		Diluted EPS
Non-GAAP Financial Metrics	2025	2024	2025	2024	2025	2024	2025	2024
Financial Results (GAAP)	$44,028	$50,645	$(7,656)	$(16,274)	$(6,174)	$(14,578)	$(0.25)	$(0.62)
Non-GAAP adjustments:
Amortization of intangibles	1,139	932	1,139	932	1,139	932
Stock-based compensation	2,147	2,416	2,147	2,416	2,147	2,416
Acquisition-related expenses	—	238	—	238	—	238
Change in fair value of earnout liability	—	570	—	570	—	570
Income tax impact of adjustments (1)	—	—	—	—	—	—
Adjusted	$40,742	$46,489	$(4,370)	$(12,118)	$(2,888)	$(10,422)	$(0.11)	$(0.45)

(1)
Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2025 and 2024.